                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT / /       FILED BY A PARTY OTHER THAN THE REGISTRANT / /

--------------------------------------------------------------------------------

Check the appropriate box:
/ / Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12 / / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))


                            The Pioneer Group, Inc.
                (Name of Registrant as Specified In Its Charter)


                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
/X/ No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

--------------------------------------------------------------------------------

                            THE PIONEER GROUP, INC.
                                60 STATE STREET
                          BOSTON, MASSACHUSETTS 02109

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 12, 1998

     The Annual Meeting of Stockholders of The Pioneer Group, Inc. (the "Company") will be held at the offices of Hale and Dorr LLP, 26th Floor, 60 State Street, Boston, Massachusetts on Tuesday, May 12, 1998, at 9:30 a.m., local time, to consider and act upon the following matters:

          1. To elect seven directors for the ensuing year.

          2. To ratify the selection by the Board of Directors of Arthur Andersen LLP as the Company's independent accountants for the current year.

          3. To transact such other business as may properly come before the meeting or any adjournments of the meeting.

     Stockholders of record at the close of business on March 24, 1998, are entitled to notice of and to vote at the meeting. The stock transfer books of the Company remain open.

     All stockholders are cordially invited to attend the meeting.

                                            By order of the Board of Directors,

                                            /s/ Joseph P. Barri
                                            JOSEPH P. BARRI, Secretary

April 10, 1998

                             YOUR VOTE IS IMPORTANT

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                                                                       0398-4989

                            THE PIONEER GROUP, INC.

                                60 STATE STREET
                          BOSTON, MASSACHUSETTS 02109

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 12, 1998

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of The Pioneer Group, Inc. (the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the offices of Hale and Dorr LLP, 26th Floor, 60 State Street, Boston, Massachusetts 02109 at 9:30 a.m., local time, on Tuesday, May 12, 1998, and at any adjournments of the Annual Meeting. All proxies will be voted in accordance with the instructions contained in the proxies, and if no choice is specified, the proxies will be voted in favor of the election of the director nominees and the proposals set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before it is exercised by written or oral request to the Secretary of the Company or by voting in person at the Annual Meeting.

     The Board of Directors has fixed March 24, 1998 (the "Record Date"), as the date for the determination of stockholders entitled to vote at the Annual Meeting. At the close of business on the Record Date, there were outstanding and entitled to vote 25,391,170 shares of Common Stock of the Company. Each share is entitled to one vote.

     The Company is mailing its 1997 Annual Report to Stockholders together with this proxy statement and the enclosed proxy on or about April 10, 1998, to stockholders entitled to vote at the Annual Meeting.

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1997, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, EXCEPT FOR EXHIBITS, WILL BE FURNISHED WITHOUT CHARGE TO ANY STOCKHOLDER UPON WRITTEN REQUEST TO THE CHIEF FINANCIAL OFFICER OF THE COMPANY, 60 STATE STREET, BOSTON, MASSACHUSETTS 02109.

VOTES REQUIRED AND TABULATION OF VOTES

     The holders of a majority of the shares of Common Stock issued, outstanding and entitled to vote on any matter shall constitute a quorum at the Annual Meeting. Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present.

     Shares that abstain from voting as to a particular matter will not be counted as votes in favor of such matter, but will be counted as shares voting on such matter. Accordingly, an abstention from voting on a matter has the same effect as a vote against the matter. Shares held in street name by brokers or nominees who indicate on their proxy that they do not have discretionary authority to vote such shares as to a particular matter will not be counted as votes in favor of such matter and will also not be counted as shares voting on such matter. Accordingly, a "broker non-vote" on a matter that requires the affirmative vote of a certain percentage of the shares present and entitled to vote on the matter, such as the election of directors and the ratification of the selection of independent accountants, has no effect on the voting of such matter.

     The seven nominees who receive a plurality of the votes cast by the stockholders entitled to vote at the Annual Meeting will be elected. The affirmative vote of the holders of a majority of the shares of Common Stock present or represented and voting at the Annual Meeting is required for the ratification of the selection of Arthur Andersen LLP as the Company's independent accountants for the current year.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
                        DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information, as of March 24, 1998, with respect to the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each of the named executive officers of the Company as defined under the caption "Executive Compensation" below, and (iv) all directors and executive officers of the Company as a group.

                                                                                        PERCENT
                                                                                       OF SHARES
                  NAME AND ADDRESS                     NUMBER                          OF COMMON
                   OF BENEFICIAL                         OF            NATURE OF         STOCK
             OWNER, OFFICER OR DIRECTOR               SHARES(1)       OWNERSHIP(1)   OUTSTANDING(2)
             --------------------------               ---------       ------------   --------------
John F. Cogan, Jr...................................  2,340,951(3)    Direct               9.1%
  60 State Street                                     1,271,950(4)     Indirect            5.0%
  Boston, Massachusetts 02109
Southeastern Asset Management, Inc..................  4,932,100(5)    Indirect            19.4%
  6410 Poplar Avenue
  Suite 900
  Memphis, Tennessee 38119
Robert L. Butler....................................    403,942(3)(6) Direct               1.6%
David D. Tripple....................................    357,965(3)    Direct               1.4%
Jaskaran S. Teja....................................     11,612(3)    Direct                 *
Maurice Engleman....................................      4,000       Direct                 *
John H. Valentine...................................      4,000       Direct                 *
Alan J. Strassman...................................          0       --                    --
William H. Smith, Jr................................    284,043(3)    Direct               1.1%
Timothy T. Frost....................................     41,704(3)    Direct                 *
All directors and executive officers as a
  group (17 persons)................................  4,095,751(3)(6) Direct              15.2%
                                                      1,277,742(4)     Indirect            5.0%

---------------

  * Denotes ownership of less than 1% of outstanding shares of Common Stock.

(1) The inclusion herein of any shares of Common Stock deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. Unless otherwise indicated, each stockholder referred to above has sole voting and investment power with respect to the shares listed.

(2) For purposes of this table, the number of outstanding shares of Common Stock of the Company is adjusted for each director and executive officer to include the number of shares of Common Stock into which any options held by such director or executive officer are exercisable on or before May 23, 1998.

(3) Includes shares of Common Stock that the listed person has the right to acquire under outstanding options which are exercisable on or before May 23, 1998, including 391,000 shares for Mr. Cogan, 248,000 shares for Mr. Butler, 248,500 shares for Mr. Tripple, 9,200 shares for Dr. Teja, 39,000 shares for Mr. Frost, 151,000 shares for Mr. Smith and 1,509,700 shares for all directors and executive officers as a group.

(4) Includes an aggregate of 386,950 shares of Common Stock held in trusts with respect to which Mr. Cogan may be deemed to be a beneficial owner by reason of his interests as a beneficiary and/or position as a trustee, over which shares Mr. Cogan exercises shared voting and investment power. Also includes an aggregate of 885,000 shares of Common Stock held by voting trusts of which Mr. Cogan is the sole trustee.

(5) Consists of shares of Common Stock held by a variety of investment advisory clients, over which shares Southeastern Asset Management, Inc. exercises sole, shared or no voting authority and exercises sole or shared investment power. The foregoing is based solely on information provided by the stockholder in Amendment No. 11 to Schedule 13G dated February 4, 1998 with respect to shares held on December 31, 1997.

(6) Includes 84,300 shares that Mr. Butler owns jointly with his wife.

                             ELECTION OF DIRECTORS

     The persons named in the proxy will vote to elect as directors the seven nominees named below, except with respect to any proxy marked against the election of one or more of the nominees. The Board of Directors has fixed the number of directors at seven and, accordingly, the proxy may be voted for only seven directors. All of the nominees are currently directors of the Company.

     Each nominee who is elected will hold office until the next annual meeting of stockholders and until his successor is elected and qualified. If a nominee becomes unavailable, the person acting under the proxy may vote the proxy for the election of a substitute. The Company does not anticipate that any of the nominees will be unavailable.

     The following table sets forth the name of each nominee, his age, the year in which he first became a director of the Company, other offices and positions, if any, which he holds with the Company or any significant subsidiary of the Company, or his principal occupation, and the names of other publicly-held or registered investment companies of which he serves as a trustee.

                                                                     FIRST
       NAME, OFFICES AND POSITIONS WITH THE COMPANY,                BECAME A
    PRINCIPAL OCCUPATION AND TRUSTEESHIPS/DIRECTORSHIPS       AGE   DIRECTOR
    ---------------------------------------------------       ---   --------
Robert L. Butler*...........................................  57      1988
  Executive Vice President of the Company since 1985.
     President and Director of Pioneer Funds Distributor,
     Inc. ("PFD"). Director of Pioneering Services
     Corporation ("PSC"), Pioneering Management Corporation
     ("PMC"), Pioneer International Corporation ("Pioneer
     International") and Pioneer Real Estate Advisors, Inc.
     ("PREA"). Vice Chairman and Managing Director of
     Pioneer Global Funds Distributor, Ltd. ("PGFD"). Vice
     Chairman of the Supervisory Board of Pioneer First
     Polish Investment Fund Joint Stock Company, SA
     ("Pioneer Poland"). Member of the Supervisory Board of
     Pioneer Czech Investment Company, A.S. ("Pioneer
     Czech"). Vice Chairman of Pioneer Fonds Marketing GmbH
     ("Fonds Marketing"). Director of Pioneer Management
     (Ireland) Limited ("Pioneer Ireland") and each of
     Pioneer Global Bond Fund Plc, Pioneer Global Equity
     Fund Plc, Pioneer European Equity Fund Plc, Pioneer
     Central & Eastern European Fund Plc, Pioneer US Real
     Estate Fund Plc and Pioneer DM Cashfonds Plc
     (collectively, the "Irish Funds").

                                                                     FIRST
       NAME, OFFICES AND POSITIONS WITH THE COMPANY,                BECAME A
    PRINCIPAL OCCUPATION AND TRUSTEESHIPS/DIRECTORSHIPS       AGE   DIRECTOR
    ---------------------------------------------------       ---   --------
John F. Cogan, Jr.*.........................................  71      1962
  President, Chief Executive Officer and Chairman of the
     Board of the Company since 1962. Chairman of PMC since
     1993 and President of PMC from 1962 to 1993. Director
     of PMC since 1962. Chairman and Director of PFD, PSC,
     Pioneer Capital Corporation ("PCC"), PREA and Pioneer
     Forest, Inc. Chairman, President and Trustee of each of
     the registered investment Companies in the Pioneer
     Family of Mutual Funds. President and Director of
     Pioneer International, Pioneer Omega, Inc. ("Pioneer
     Omega") and Pioneer First Russia, Inc. ("Pioneer First
     Russia"). Chairman and Director of Pioneer Goldfields
     Limited ("PGL"), Teberebie Goldfields Limited, Closed
     Joint Stock Company "Pioneer Metals International"
     ("Pioneer Metals"), Closed Joint-Stock Company
     "Forest-Starma," Closed Joint-Stock Company
     "Amgun-Forest," Closed Joint-Stock Company "Udinskoye"
     and Pioneer Investments ("Pioneer Investments").
     Chairman of PGFD and Fonds Marketing. Chairman of the
     Supervisory Board of Pioneer Poland and Pioneer Czech.
     Director of Pioneer Ireland and each of the Irish
     Funds. Partner of the Boston law firm, Hale and Dorr
     LLP, counsel to the Company.
Maurice Engleman............................................  71      1979
  Director, Chairman and Chief Executive Officer of
     Professional Equity Corporation, which markets financed
     premium life insurance, since 1995. Director, Chairman
     and Chief Executive Officer of Marketing Two, Inc.,
     which markets financed premium life insurance, since
     February 1996. Principal of Engleman & Associates, an
     insurance sales and service firm.
Alan J. Strassman...........................................  58      1996
  Director, Partner and Chairman of the Board of Martingale
     Asset Management, an investment advisory firm, since
     1988. Previously, Trustee and Executive Vice President
     of Batterymarch Investment Management, Inc. Treasurer
     and Member of the Board of Trustees of the Museum of
     Fine Arts, Boston, Massachusetts. Member of the Board
     of Trustees of WGBH (public television and radio).
Jaskaran S. Teja............................................  68      1994
  Senior Vice President of Pioneer International since 1992.
     Director of PGL, Pioneer Investments and Pioneer
     Metals. Independent international consultant in
     financial services and corporate development from 1988
     to 1992. Permanent Representative of India to the
     United Nations from 1986 to 1988. Secretary of
     Government of India, Ministry of External Affairs, from
     1984 to 1986. Additional Secretary for Political
     Affairs, New Delhi, from 1981 to 1984. Indian
     Ambassador to Afghanistan from 1979 to 1981. Deputy
     Chief of Mission, Indian Embassy, Moscow, from 1977 to
     1979.
David D. Tripple*...........................................  54      1986
  Executive Vice President of the Company since 1986.
     President of PMC since 1993 and Chief Investment
     Officer and Director of PMC since 1986. Executive Vice
     President of PMC from 1986 to 1993. Executive Vice
     President and Trustee of each of the registered
     investment companies in the Pioneer Family of Mutual
     Funds. Director of First Investment Voucher Fund, PFD,
     PCC, PREA, Pioneer International, Pioneer Investments,
     Pioneer Omega, Pioneer First Russia, Pioneer Ireland
     and each of the Irish Funds. Member of the Supervisory
     Board of Pioneer Poland and Pioneer Czech.

                                                                     FIRST
       NAME, OFFICES AND POSITIONS WITH THE COMPANY,                BECAME A
    PRINCIPAL OCCUPATION AND TRUSTEESHIPS/DIRECTORSHIPS       AGE   DIRECTOR
    ---------------------------------------------------       ---   --------
John H. Valentine...........................................  73      1985
  Director of Entrepreneurial Management of Health Policy
     Institute, since 1991. Vice Chairman of the Board of
     Boston Medical Center. President and Chief Executive
     Officer of Beech Hill Hospital from 1980 to 1990. From
     1975 to 1980, consultant to T.A. Associates, a manager
     of venture capital. From 1972 to 1975, partner of
     Tucker Anthony & R.L. Day, a financial services firm.
     Overseer of Hurricane Island Outward Bound School and
     Trustee of Thompson Island Outward Bound Education
     Center. Director of Visualization Technology, Inc. and
     PCC.

---------------

* Member of the Executive Committee.

DIRECTORS' MEETINGS AND FEES

     During 1997, the Board of Directors held four meetings, one of which was held at the Teberebie minesite in Tarkwa, Republic of Ghana. Each director currently standing for reelection attended at least 75% of the aggregate number of Board meetings and the meetings held by all committees on which he then served. The Company paid its non-management directors, Messrs. Engleman, Valentine and Strassman, $5,000 for each Board meeting attended during 1997. Board members who serve on the Compensation Committee or Audit Committee receive an additional annual payment of $2,500 per Committee. Expenses for attending meetings are reimbursed. Management directors, Messrs. Cogan, Butler, Teja and Tripple, receive $500 per annum for their services as directors. For 1997, directors received aggregate fees of $75,000 and expense reimbursements of $26,000. In February 1998, the Board of Directors voted to increase the per meeting fee to $6,000 per Board Meeting attended and to increase the annual fee for service on a Board Committee to $3,000.

COMMITTEE MEETINGS

     The Compensation Committee of the Board of Directors, consisting of Messrs. Engleman and Valentine, met three times during 1997. This Committee determines the base salary and short and long-term incentives granted to the President, the named executive officers and certain other executives of the Company. Additionally, the Compensation Committee grants awards under the Company's incentive stock plan and otherwise administers the plan. The Compensation Committee also makes recommendations to the Board of Directors on any proposed plan or program which relates primarily to the senior management of the Company. See "Report of the Compensation Committee of the Board of Directors on Executive Compensation" below.

     The Audit Committee of the Board of Directors consists of Messrs. Engleman, Strassman and Valentine. The Audit Committee meets at least annually with the Company's independent accountants and periodically with the Company's internal accounting and auditing staff and oversees generally the financial controls and practices of the Company. The Audit Committee met twice during 1997.

     The Company does not have a nominating committee or committee serving a similar function. Nominations are made by and through the full Board of Directors.

EXECUTIVE COMPENSATION

     The following table sets forth certain information concerning the compensation for each of the last three fiscal years of the Chief Executive Officer of the Company and the four other most highly compensated executive officers of the Company (such five executive officers are collectively referred to in this proxy statement as the "named executive officers").

                           SUMMARY COMPENSATION TABLE

                                                                              LONG-TERM COMPENSATION
                                                                             -------------------------
                                              ANNUAL COMPENSATION                     AWARDS
                                      ------------------------------------   -------------------------
                                                                 OTHER                      SECURITIES
                                                                ANNUAL        RESTRICTED    UNDERLYING     ALL OTHER
          NAME AND                                              COMPEN-         STOCK        OPTIONS        COMPEN-
     PRINCIPAL POSITION        YEAR   SALARY($)   BONUS($)   SATION($)(1)    AWARDS($)(2)      (#)       SATION($)(3)
     ------------------        ----   ---------   --------   ------------    ------------   ----------   ------------
John F. Cogan, Jr.,            1997   $525,000    $550,000      $12,500              --      100,000        $30,000
  President and Chief          1996   $525,000    $450,000      $11,083              --       75,000        $30,000
  Executive Officer            1995   $500,000    $500,000      $11,500              --       65,000        $30,000
  of the Company and
    Chairman of PMC
David D. Tripple,              1997   $425,000    $744,213      $12,500        $291,984       15,000        $27,370
  Executive Vice               1996   $425,000    $425,000      $11,083        $ 48,876       15,000        $27,268
  President of the             1995   $382,000    $520,000      $11,500        $ 54,843       15,000        $27,268
  Company and President
    and Chief Investment
    Officer of PMC
Robert L. Butler,              1997   $300,000    $325,000      $   500        $174,416       17,500        $30,000
  Executive Vice               1996   $280,000    $276,250      $   500        $148,146       17,500        $30,000
  President of the             1995   $265,000    $253,500      $   500        $136,022       12,500        $30,000
  Company and President
    of PFD
Timothy T. Frost,              1997   $230,000    $325,000           --        $ 74,766       25,000        $19,890
  Vice President of            1996   $213,000    $200,000           --              --       62,500        $19,077
  the Company and Pioneer      1995   $179,000    $300,000           --              --       10,000        $14,565
  First Russia, Inc.
William H. Smith, Jr.,         1997   $260,000    $227,500           --        $122,102       12,500        $30,000
  Vice President of            1996   $250,000    $221,000           --        $118,516       12,500        $30,000
  the Company                  1995   $235,000    $195,000           --        $104,633       12,500        $30,000
  and President of PSC

---------------

(1) Represents amounts paid to management directors for their services as directors of the Company, as trustees of the registered investment companies in the Pioneer Family of Mutual Funds, or as Directors of the Company's Irish Funds.

(2) Dollar values of 1997 restricted stock awards are based on the market price at the time of grant. With respect to each named executive officer's unvested restricted stock holdings, the number of shares of Common Stock and the dollar value thereof at December 31, 1997, are as follows: 0 and $0 for Mr. Cogan; 10,553 and $296,016 for Mr. Tripple; 18,231 and $511,146 for
     Mr. Butler; 0 and $0 for Mr. Frost; and 14,894 and $417,589 for Mr. Smith. The value of restricted stock holdings is based on the fair market value of the Common Stock on December 31, 1997 ($28.125) less the purchase price paid by the executive for such shares, which is generally $.10 per share, adjusted for stock splits. Dividends will be paid on shares of restricted stock.

(3) Represents a retirement contribution by the Company, some or all of which is outside of the Company's Retirement Benefit Plan.

STOCK OPTION GRANTS AND EXERCISES

     The following table summarizes stock option grants during 1997 to the named executive officers.

                             OPTION GRANTS IN 1997

                                            INDIVIDUAL GRANTS                         POTENTIAL
                             -----------------------------------------------         REALIZABLE
                                           PERCENT                                VALUE AT ASSUMED
                             NUMBER OF     OF TOTAL                                 ANNUAL RATES
                             SECURITIES    OPTIONS                                 OF STOCK PRICE
                             UNDERLYING   GRANTED TO   EXERCISE                   APPRECIATION FOR
                              OPTIONS     EMPLOYEES    OR BASE                     OPTION TERM(1)
                              GRANTED     IN FISCAL     PRICE     EXPIRATION   -----------------------
           NAME                (#)(2)        YEAR       ($/SH)       DATE        5%($)        10%($)
           ----              ----------   ----------   --------   ----------   ----------   ----------
John F. Cogan, Jr. ........   100,000       28.99%     $29.875      1/12/08    $1,898,649   $4,823,096
David D. Tripple...........    15,000        4.35%     $29.875     12/12/07    $  281,823   $  714,196
Robert L. Butler...........    17,500        5.07%     $29.875     12/12/07    $  328,794   $  833,228
Timothy T. Frost...........    12,500        3.62%     $22.875       3/7/07    $  181,722   $  461,625
Timothy T. Frost...........    12,500        3.62%     $29.875     12/12/07    $  234,853   $  595,163
William H. Smith, Jr. .....    12,500        3.62%     $29.875     12/12/07    $  234,853   $  595,163

---------------

(1) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the dates the respective options were granted to their expiration dates. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock and the dates on which the options are exercised.

(2) Each option becomes exercisable in five equal annual installments beginning one year after the date of grant. The Company has never granted stock appreciation rights.

     The following table summarizes stock options held as of December 31, 1997, by the named executive officers. No options were exercised by the named executive officers during 1997.

                    AGGREGATED OPTION EXERCISES IN 1997 AND
                         FISCAL YEAR-END OPTION VALUES

                                                            NUMBER OF
                                                      SECURITIES UNDERLYING            VALUE OF UNEXERCISED
                            SHARES                    UNEXERCISED OPTIONS AT           IN-THE-MONEY OPTIONS
                          ACQUIRED ON    VALUE          FISCAL YEAR-END(#)           AT FISCAL YEAR-END($)(1)
                           EXERCISE     REALIZED   ----------------------------    ----------------------------
          NAME                (#)         ($)      EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
          ----            -----------   --------   -----------    -------------    -----------    -------------
John F. Cogan, Jr. .....    --           --          391,000         219,000       $7,707,875       $468,375
David D. Tripple........    --           --          248,500          44,000       $5,411,688       $134,875
Robert L. Butler........    --           --          248,000          47,000       $5,413,000       $141,688
Timothy T. Frost........    --           --           26,500          71,000       $   33,438       $124,375
William H. Smith,
  Jr. ..................    --           --          151,000          38,000       $3,168,625       $126,188

---------------

(1) Based on the fair market value of the Common Stock on December 31, 1997 ($28.125), as reported on the Nasdaq Stock Market, less the option exercise price.

       REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON
                             EXECUTIVE COMPENSATION

     The Company's executive compensation program is designed to motivate, reward and retain the management talent needed to achieve its business objectives and maintain competitive positions in the investment management, gold mining and other industries in which the Company participates. The Company's program does this by providing incentives to achieve short-term and long-term objectives, by rewarding exceptional performance and accomplishments and by utilizing competitive base salaries and benefits. Compensation decisions for the President, the named executive officers and the Company's other executives are generally based on individual performance, which includes the ability to implement the Company's business plans, to react to unanticipated external factors that can have a significant impact on corporate performance, to focus on cost containment and to retain and develop necessary staff and organization.

     The Company's success is highly dependent upon favorable long-term investment performance of its mutual funds as well as the continuing development of its gold mining operation and other businesses. Therefore, incentive awards for executive officers are generally granted with an orientation toward long-term performance and may not fluctuate as greatly as year-to-year results. In keeping with this long-term view, retention of executive officers is vital to the Company's competitive strength. Incentives for the Company's Chief Investment Officer, Mr. Tripple, and key investment advisory personnel are substantially correlated with annual performance of assets under management, but such awards also reflect prevailing compensation standards in the investment management industry which continues to reward its top performing executives especially well.

     The Company's executive compensation program consists of three major components: base salaries, bonus awards and stock incentive awards. The Compensation Committee of the Board of Directors (the "Committee"), comprised of the undersigned, makes recommendations to the Board of Directors as to the base salary, bonus and stock awards of the President and sets the salaries and reviews the bonus and stock-award potential of the other named executive officers and certain other key executives. The Committee typically meets several times, commencing in December of each year. As a general rule, any changes in salaries of executive officers are reviewed with the Committee before implementation.

  Base Salaries

     Competitive base salaries are vital to support the management development and career orientation of executives and are consistent with the long-term nature of the Company's businesses. Base salaries and related periodic adjustments are derived primarily from reviews of competitive positioning (how the Company's salary structure for comparable positions compares with that of other relevant companies), business performance, and general economic factors. While there is no specific weighting of these factors, competitive positioning is the primary consideration in setting base salaries. Business and other economic factors such as net income and estimates of inflation are secondary considerations. Base salaries also relate to the executive's performance, level of responsibility and experience.

     John F. Cogan, Jr. became President in 1962. His 1997 base salary was $525,000 and his 1998 base salary, as recommended by the Committee in December 1997, will increase to $575,000.(1) Mr. Cogan's base

---------------

      1 Mr. Cogan is also a partner of Hale and Dorr LLP, counsel to the Company, to which the Company, the Company's subsidiaries and the registered investment companies in the Pioneer Family of Mutual Funds paid approximately $1.1 million for legal services rendered and related expenses incurred in 1997. Fees paid to Hale and Dorr LLP are not considered relevant to Mr. Cogan's compensation although Mr. Cogan may participate in any law firm net income with respect to such fees. Mr. Cogan does not participate in the provision of any legal services to the Company, all of which are provided by other attorneys at market rates. See also "Certain Transactions" below.

salary reflects his extensive hands-on efforts to renew and reinvigorate the Company's domestic investment management business, to oversee the continuing development of the Company's gold mining operations, timber venture and other natural resources businesses in foreign countries and to nurture the Company's other international businesses. These efforts require considerable travel and extraordinary personal contributions on a continuing basis.

  Bonus Awards

     Bonus awards to executives are granted primarily to recognize contributions to the business during the past year and generally include a portion that is paid by restricted stock award (see "Stock Incentive Awards" below). The specific bonus an executive receives is dependent on individual performance and level of responsibility. Assessment of an individual's relative performance is made annually based on a number of factors which include initiative, business judgment, technical expertise and management skills and goals and objectives met.

     Mr. Cogan's 1997 bonus award of $550,000 reflects his leadership of, and other significant personal contributions to, the Company's businesses in 1997. Most importantly, Mr. Cogan continues to demonstrate an exceptional ability to explore and develop new business opportunities that the Committee is convinced would not otherwise be available to the Company. The Committee believes that Mr. Cogan's contributions to various elements of the Company's businesses will enhance the Company's future performance. The Committee's determination was based on its subjective judgment regarding Mr. Cogan's overall unique contribution as President. Narrow quantitative measures or formulas are not viewed as sufficiently comprehensive for this purpose.

  Stock Incentive Awards

     Stock incentive awards provided by the stockholder-approved 1997 Stock Incentive Plan are long-term incentives that are designed to develop and maintain strong management through share ownership in the Company. The Committee believes that a significant portion of senior executives' compensation should be dependent on "value" created for the stockholders. In this way, senior executives share responsibility for the success of all the Company's businesses.

     In December 1997, the Committee approved an award to Mr. Cogan of options to purchase 100,000 shares of Common Stock to emphasize, in particular, his continuing focus on profitability of new ventures and the enterprise as a whole. The Committee also approved stock option awards for the other named executive officers and for certain other executive officers. Ten-year stock options are granted at the fair market value of the Company's Common Stock on the date of grant and become exercisable in 20% annual increments.

     Restricted stock awards are excellent vehicles to focus executives on stockholder values by linking the executives' interests to the share price of the Company's Common Stock. Restricted stock awards granted prior to 1998 vest at the rate of 40% after two years and 20% on each anniversary thereafter. Such awards granted in 1998, including those that related to bonuses paid for 1997, vest over four years at the rate of 25% per year. The named executed officers, other than Mr. Cogan, and a number of the Company's other executives received restricted stock awards in 1997 and 1998.

     The number of shares of restricted stock or the number of stock options currently held by an executive is not a factor in determining individual grants since employing that factor would encourage the sale of restricted shares when the restriction lapses as well as the exercise of incentive stock options and the relatively early sale of the resulting shares.

  Compliance with Internal Revenue Code Section 162(m)

     The Company does not believe that Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), which disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to the corporation's Chief Executive Officer and five other most highly compensated executive officers, will have a material effect on the Company. The Committee intends to periodically review the potential consequences of Section 162(m) and may, in the future, structure some or all of the performance-based portion of its executive officer compensation to comply with certain exemptions provided in
Section 162(m).

  Summary

     The Committee, which consists of outside directors who are not eligible for awards under the Company's compensation programs, has the responsibility for ensuring that the Company's compensation programs continue to be in the best interest of its stockholders. The Company has had, and continues to have, appropriate and competitive compensation programs. The balance of a sound base-salary position, competitive short-term bonus orientation, and emphasis on long-term incentives is the foundation which builds stability and supports the Company's businesses.

                                          Maurice Engleman and John H.
                                          Valentine,
                                          Compensation Committee of the
                                          Board of Directors

COMPARATIVE STOCK PERFORMANCE

     The graph and table below compare the cumulative stockholder return on the Common Stock of the Company for the last five fiscal years with the cumulative total return on the Russell 3000 Index(1) and a peer group index consisting of 11 investment management companies (including the Company)(2) for the same period (assuming the investment of $100 in the Company's Common Stock, the Russell 3000 Index and the peer group index on December 31, 1992, and reinvestment of all dividends). Measurement points are the last trading days of the years ended December 31, 1992, 1993, 1994, 1995, 1996 and 1997.

               Measurement Period                   The Pioneer       The Russell        Peer Group
             (Fiscal Year Covered)                  Group, Inc.        3000 Index          Index
1992                                                        100.00            100.00            100.00
1993                                                        180.07            110.87            136.84
1994                                                        312.60            111.07            118.09
1995                                                        393.56            151.94            164.29
1996                                                        348.19            185.09            226.14
1997                                                        418.30            243.92            367.57

---------------

     (1) The Russell 3000 Index is composed of 3,000 large U.S. companies by market capitalization, representing approximately 98% of the dollar value of the U.S. equity market. The largest company in the Russell 3000 Index has a market value of approximately $80 billion and the smallest approximately $60 million.

     (2) In addition to the Company, the peer group index consists of:
         Atlanta/Sosnoff Capital Corp., Bull & Bear Group, Inc., Eaton Vance Corp., Franklin Resources, Inc., New England Investment, Oppenheimer Capital, L.P., T. Rowe Price Associates, Inc., SEI Investment Company, United Asset Management Corp., and Value Line, Inc. Dreyfus Corp., which was included in the peer group index in the Company's 1994 Proxy Statement, ceased to be publicly-traded during 1994. Colonial Group, Inc. and Thomson Advisory Group L.P., which were included in the peer group index in the Company's 1995 Proxy Statement, ceased to be publicly-traded during 1995.

CERTAIN TRANSACTIONS

     Mr. Cogan, President, Chief Executive Officer and Chairman of the Board of the Company, is a partner of Hale and Dorr LLP, counsel to the Company, and Joseph P. Barri, Secretary of the Company, is a partner of Hale and Dorr LLP. Hale and Dorr LLP is a partner in the London-based law firm, Brobeck Hale and Dorr International. The Company and its subsidiaries and the registered investment companies in the Pioneer

Family of Mutual Funds paid an aggregate of approximately $1,099,000 and $76,000 in legal fees to Hale and Dorr LLP and Brobeck Hale and Dorr International, respectively, in 1997.

                      SELECTION OF INDEPENDENT ACCOUNTANTS

     The Board of Directors of the Company, subject to ratification by the stockholders, has selected the firm of Arthur Andersen LLP, independent accountants, as accountants of the Company for the year ending December 31, 1998. Arthur Andersen LLP has acted as the Company's accountants since 1979.

     Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

     If the stockholders do not ratify the selection of Arthur Andersen LLP as the Company's independent accountants, the selection of such accountants will be reconsidered by the Board of Directors.

                             STOCKHOLDER PROPOSALS

     The Company will consider appropriate stockholder proposals for inclusion on the agenda of its 1999 Annual Meeting of Stockholders if such proposals are submitted on or before December 11, 1998. Such proposals must be in writing and should be submitted to the attention of the Chief Financial Officer of the Company, 60 State Street, Boston, Massachusetts 02109.

                  SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than 10% of the Company's Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based solely on the review of the copies of such reports furnished to the Company or written representations that no other reports were required to be filed, the Company believes that during the 1997 fiscal year all filing requirements were complied with in a timely manner, except for the following: William H. Keough, Senior Vice President, Chief Financial Officer and Treasurer of the Company, made one late filing covering two charitable gift transactions.

                                 OTHER MATTERS

     The Board of Directors does not know of any other matters that may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise to act, in accordance with their judgment.

     All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and employees, without additional remuneration, may solicit proxies by telephone and personal interviews. In addition, the Company reserves the right to engage outside agencies to assist in the solicitation of proxies. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names and the Company will reimburse them for their out-of-pocket expenses in this regard.

                                            By order of the Board of Directors,

                                            /s/ Joseph P. Barri
                                            JOSEPH P. BARRI, Secretary

April 10, 1998

     THE BOARD OF DIRECTORS HOPES THAT YOU WILL ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING AND YOUR COOPERATION WILL BE APPRECIATED. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE YOUR STOCK PERSONALLY EVEN THOUGH YOU HAVE SENT IN YOUR PROXY.

                                                                      APPENDIX A

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE


-------------------------------------------------           1. Election of Directors.
           THE PIONEER GROUP, INC.                                                                      FOR ALL    WITH-   FOR ALL
-------------------------------------------------              ROBERT L. BUTLER     JASKARAN S. TEJA    NOMINEES   HOLD    EXCEPT
                                                               JOHN F. COGAN, JR.   DAVID D. TRIPPLE
                 COMMON STOCK                                  MAURICE ENGLEMAN     JOHN H. VALENTINE      [  ]    [  ]     [  ]
                                                               ALAN J. STRASSMAN

                                                               NOTE: If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through the name(s) of the nominee(s). Your shares will be voted for the remaining nominee(s).


RECORD DATE SHARES:

                                                                                                           FOR   AGAINST  ABSTAIN
                                                            2. Ratification of the selection of
                                                               independent accountants.
                                                                                                           [  ]    [  ]     [  ]



                                                                        A VOTE FOR THE DIRECTOR NOMINEES AND FOR PROPOSAL 2
                                                                              IS RECOMMENDED BY THE BOARD OF DIRECTORS.

                                            ---------------
Please be sure to sign and date this Proxy  | Date        |    Mark box at right if an address change or comment has been   [  ]
-----------------------------------------------------------    noted on the reverse side of this card.
|                                                         |
|                                                         |
--Stockholder sign here-----------Co-owner sign here-------


DETACH CARD                                                                                                           DETACH CARD



                            THE PIONEER GROUP, INC.

Dear Stockholder:

Please take note of the important information enclosed with this Proxy Ballot. There are a number of issues related to the management and operation of your Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders to be held on Tuesday, May 12, 1998.

Thank you in advance for you prompt consideration of these matters.



Sincerely,

The Pioneer Group, Inc.

COMMON STOCK                THE PIONEER GROUP, INC.                 COMMON STOCK

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS

                 ANNUAL MEETING OF STOCKHOLDERS - MAY 12, 1998


Those signing on the reverse side, revoking any prior proxies, hereby appoint(s) Robert L. Butler, John F. Cogan, Jr. and William H. Keough, or each or any of them will full power of substitution, as proxies for those signing on the reverse side to act and vote at the 1998 Annual Meeting of Stockholders of The Pioneer Group, Inc. and at any adjournments thereof as indicated upon all matters referred to on the reverse side and described in the Proxy Statement for the meeting, and, in their discretion, upon any other matters which may properly come before the Meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO OTHER INDICATION IS MADE, THE PROXIES WILL FOR "FOR" PROPOSALS 1 AND 2.


--------------------------------------------------------------------------------
        PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE
                               ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Please sign exactly as your name appears hereon. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.
--------------------------------------------------------------------------------


HAS YOUR ADDRESS CHANGED?                 DO YOU HAVE ANY COMMENTS?

-------------------------------------     --------------------------------------

-------------------------------------     --------------------------------------

-------------------------------------     --------------------------------------


[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE


-------------------------------------------------           1. Election of Directors.
           THE PIONEER GROUP, INC.                                                                       FOR ALL   WITH-   FOR ALL
-------------------------------------------------              ROBERT L. BUTLER     JASKARAN S. TEJA    NOMINEES   HOLD    EXCEPT
                                                               JOHN F. COGAN, JR.   DAVID D. TRIPPLE
        EMPLOYEES STOCK PURCHASE PLAN                          MAURICE ENGLEMAN     JOHN H. VALENTINE      [  ]    [  ]     [  ]
                                                               ALAN J. STRASSMAN

                                                               NOTE: If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through the name(s) of the nominee(s). Your shares will be voted for the remaining nominee(s).


RECORD DATE SHARES:

                                                                                                           FOR    AGAINST  ABSTAIN
                                                            2. Ratification of the selection of
                                                               independent accountants.
                                                                                                           [  ]    [  ]     [  ]



                                                                        A VOTE FOR THE DIRECTOR NOMINEES AND FOR PROPOSAL 2
                                                                              IS RECOMMENDED BY THE BOARD OF DIRECTORS.

                                            ---------------
Please be sure to sign and date this Proxy  | Date        |    Mark box at right if an address change or comment has been   [  ]
-----------------------------------------------------------    noted on the reverse side of this card.
|                                                         |
|                                                         |
--Participant----------------------------------------------


DETACH CARD                                                                                                           DETACH CARD



                            THE PIONEER GROUP, INC.

Dear Employee Stock Purchase Plan Participant:

Please take note of the important information enclosed with this Proxy Ballot. There are a number of issues related to the management and operation of your Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders to be held on Tuesday, May 12, 1998.

Thank you in advance for you prompt consideration of these matters.



Sincerely,

The Pioneer Group, Inc.

ESPP                       THE PIONEER GROUP, INC.                       ESPP


                   PROXY SOLICITED BY THE BOARD OF DIRECTORS

                 ANNUAL MEETING OF STOCKHOLDERS - MAY 12, 1998


Those signing on the reverse side, revoking any prior proxies, hereby appoint(s) Robert L. Butler, John F. Cogan, Jr. and William H. Keough, or each or any of them will full power of substitution, as proxies for those signing on the reverse side to act and vote at the 1998 Annual Meeting of Stockholders of The Pioneer Group, Inc. and at any adjournments thereof as indicated upon all matters referred to on the reverse side and described in the Proxy Statement for the meeting, and, in their discretion, upon any other matters which may properly come before the Meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO OTHER INDICATION IS MADE, THE PROXIES WILL FOR "FOR" PROPOSALS 1 AND 2.


--------------------------------------------------------------------------------
        PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE
                               ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------


HAS YOUR ADDRESS CHANGED?                 DO YOU HAVE ANY COMMENTS?

-------------------------------------     --------------------------------------

-------------------------------------     --------------------------------------

-------------------------------------     --------------------------------------